Exhibit 10.7

                             Termination and Release


     This Termination and Release dated as of September 15, 1998 is entered into by and among The Timberland Company ("Timberland"), Gargoyles, Inc. ("Gargoyles") and the kindling company, formerly known as The D.W. Lauer Company ("Kindling") with respect to the following facts:

     A. Timberland, Gargoyles and Kindling entered into a License Agreement dated as of May 17, 1996 (the "License Agreement") whereby Timberland licensed the Timberland and Tree Logo Design trademarks to Gargoyles and Kindling.

     B. Timberland, Gargoyles, Kindling and Douglas W. Lauer entered into an Investor Rights Agreement date as of May 17, 1996 (the "Shareholder Agreement").

     C. The parties wish to effect the sale (the "Sale") of substantially all the assets of Kindling to Adventure Optics L.L.C. ("Newco") pursuant to the terms of an Asset Purchase Agreement dated as of September 15, 1998 (the "Asset Purchase Agreement") by and among Newco, Gargoyles, Kindling and Douglas W. Lauer.

     D. It is a condition precedent to Gargoyles' obligation to close the Sale that Timberland shall have entered into this Release and Termination.

     NOW THEREFORE, for good and valuable consideration, and conditioned upon the closing of the Sale, the parties hereto agree as follows:

     1. Consent to Sale. Timberland hereby consents to the Sale.

     2. Termination of License Agreement. Timberland, Gargoyles and Kindling declare and agree that the License Agreement is hereby terminated, subject to the following:

          2.1 The following specific sections of the License Agreement, Sections 5, 11, 12, 30, 32, 34, 44, 46, 56 and 57, shall survive the termination of the License Agreement; and provided further that Sections 20 and 22 shall survive for a period of two years following the date of this Agreement. Furthermore, Section 31 shall survive the termination of the License Agreement, but only with respect to Licensed Products (as defined therein manufactured pursuant to the License Agreement;

          2.2 Section 13 shall survive termination the License Agreement except for the first three sentences of Section 13, which shall not survive termination of the License Agreement. In addition, all actions which Gargoyles or Kindling may be required to perform under the surviving portions of Section 13 shall be at the expense of Timberland;


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          2.3 Section 33 shall  survive  termination  of the License  Agreement, provided that Kindling shall not be required to maintain any insurance. Kindling shall remain as an additional assured on insurance maintained by Gargoyles.

          2.4 Section 35 shall survive termination of the License Agreement in its entirety insofar as it applies to Kindling. Section 35 shall not survive termination of the License Agreement insofar as it applies Gargoyles, provided, however, that Gargoyles agrees that it will not research, design or sell any eyewear or related accessories which in Timberland's reasonable opinion are based on, are derived from or replicate any products which were Licensed Products during the period that the License was effective.

     3. Release. In consideration of, and conditioned upon Timberland's receipt of, payment of $255,000 from proceeds of the Sale, Timberland hereby releases Gargoyles and Kindling, and their respective successors, assigns, directors, officers, employees, agents, attorneys and representatives (other than Newco), and Gargoyles and Kindling release Timberland and its successors, assigns, directors, officers, employees, agents, attorneys and representatives, from any and all liability for payment of royalty payments and all other obligations of Gargoyles or Kindling whatsoever, known and unknown, arising under the License Agreement, excluding those obligations which survive the termination of the License Agreement pursuant to Section 2, above.

     4. Counterparts. This Release and Termination may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties have executed this Release and Termination as of the 15th day of September, 1998.

THE TIMBERLAND COMPANY                   GARGOYLES, INC.


By: /s/ Stephanie Lawrence               By: /s/ Leo Rosenberger
    ---------------------------              --------------------------
Its: Vice President - Licensing          Its: CEO & CFO


the kindling company


By: /s/ Leo Rosenberger
    ---------------------------
Its: CFO